SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) May 8, 1996

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



Pennsylvania                          0-10822            25-1229323
(State of other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation)                                       Identification no.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
      (Address of principal executive offices)    ( Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               On May 8, 1996 Biocontrol Technology, Inc.
          (NASDAQ:BICO) announced that its subsidiary, IDT, Inc., in conjunction with HemoCleanse, Inc. of West Lafayette, Indiana, has been given approval by the Food and Drug Administration (FDA) for two sites to conduct upcoming expanded studies of its extracorporeal whole-body hypothermia therapy utilizing the BioLogic-HT System for treatment of HIV/AIDS (WBHT). The sites are Harbor-UCLA Research and Education Institute in Los Angeles, California and St. Elizabeth Hospital in Lafayette, Indiana.
               Institutional Review Board (IRB) approval has been granted by both sites, and studies are expected to begin in 30 - 60 days at St. Elizabeth's.
               In this expanded Phase II clinical trial, IDT plans to further substantiate the safety of the BioLogic-HT System and the efficacy of the WBHT. A total of 60 patients will be randomly assigned to participate in one of two groups: 1) 30 patients receiving two treatments each (the first for one hour; the second for two hours) at 42 C (107.6 F); and 2) 30 patients serving as a control group, receiving no WBHT but remaining on standard HIV care. This will be the first time patients have received a two-hour treatment, which the Companies are hopeful will increase the viral kill. Treatment involves artificially inducing a fever by heating the blood while outside the body.
               The BioLogic-HT System used in the procedure is designed to meet the European Community (EC) standards that allow it, and the disposables required with it, to be marketed in all countries that are a part of the EC. Marketing in the EC is underway, and several European doctors will be visiting the US during the upcoming trial to witness the procedure first-hand.

               The Company has been informed that a lawsuit proposing a class action against Biocontrol Technology, Inc., Diasense, Inc., Fred E. Cooper, David L. Purdy and Glenn Keeling was filed in federal court for the Western District of Pennsylvania. The Company believes that this action is without merit, and plans to vigorously defend against the suit.


Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - News Release



                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/Fred E. Cooper
                                    Fred E. Cooper, CEO
DATED: May 8, 1996